Exhibit 10.1

HUDSON HIGHLAND GROUP, INC.

RESTRICTED STOCK AWARD AGREEMENT

RESTRICTED STOCK AWARD AGREEMENT (“Agreement”) made as of the [DAY]th day of [MONTH], [YEAR] (the “Grant Date”), by and between HUDSON HIGHLAND GROUP, INC., a Delaware corporation (the “Company”) and FIRST NAME LAST NAME (the “Grantee”).

W I T N E S S E T H:

WHEREAS, pursuant to the Hudson Highland Group, Inc. 2009 Incentive Stock and Awards Plan (the “Plan”), the Company desires to grant to the Grantee and the Grantee desires to accept an award of shares of common stock, $.001 par value, of the Company (the “Common Stock”) upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1. Award. Subject to the terms and conditions set forth herein, the Company hereby awards the Grantee [RESTRICTED STOCK AWARDS] shares of Common Stock (the “Restricted Stock”).

2. Restrictions; Vesting. Except as otherwise provided herein, the Restricted Stock may not be sold, transferred, pledged, encumbered, assigned or otherwise alienated or hypothecated, if at all, until such shares of Restricted Stock have vested upon satisfaction of both the performance vesting conditions and the service vesting conditions set forth below. The performance vesting conditions with respect to the Restricted Stock shall be satisfied as follows: (a) [            ]% of the shares of Restricted Stock (the “EBITDA Restricted Stock”) shall vest (subject to satisfaction of the service vesting conditions) upon the determination by the Compensation Committee of the Board of Directors of the Company that the Company achieved income (loss) from continuing operations before inclusion of provision for income taxes, other income (expense), interest income (expense), and depreciation and amortization for the year ending December 31, [            ] equal to or greater than $[            ], provided that the shares of EBITDA Restricted Stock shall vest (subject to satisfaction of the service vesting conditions) pro rata for EBITDA performance between $[            ] and $[            ]; and (b) [            ]% of the shares of Restricted Stock (the “Gross Margin Restricted Stock”) shall vest (subject to satisfaction of the service vesting conditions) upon the determination by the Compensation Committee of the Board of Directors of the Company that the Company achieved gross margin growth (measured as a percentage of growth) for the year ending December 31, [            ] as compared to the year ended December 31, [            ] equal to or greater than [            ]%, provided that the shares of Gross Margin Restricted Stock shall vest (subject to satisfaction of the service vesting conditions) pro rata for gross margin growth between [            ]% and [            ]%. The Grantee shall forfeit the number of shares of EBITDA Restricted Stock and Gross Margin Restricted Stock that do not vest (subject to satisfaction of the service vesting conditions) pursuant to the preceding sentence. To the extent the performance vesting conditions above have been satisfied, the service vesting conditions with respect to the Restricted Stock shall be satisfied as follows: (i) 33% of the shares of Restricted Stock shall vest upon the determination of the satisfaction of the performance vesting conditions, (ii) 33% of the shares of Restricted Stock shall vest on the second anniversary of the Grant Date and (iii) 34% of the shares of Restricted Stock shall vest on the third anniversary of the Grant Date; provided that, in each case, the Grantee remains employed by the Company or an affiliate (as defined below) of the Company from the Grant Date through the date the performance vesting conditions are satisfied, in the case of clause (i), or the applicable anniversary date, in the case of clauses (ii) and (iii). As used in this Agreement, the term “affiliate” means an affiliate of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended. If any fractional shares would result from the strict application of the incremental vesting percentages described above, then the actual number of shares of Restricted Stock that vest on any specific date will cover only the full number of shares determined by rounding the number of shares to be issued from the strict application of the incremental percentages set forth above to the nearest whole number.

3. Evidence of Restricted Stock. The shares of Restricted Stock awarded under this Agreement initially will be evidenced by book entries on the Company’s stock transfer records. If and when the shares of Restricted Stock vest pursuant to Section 2, 5 or 8 and the restrictions imposed by Section 2 terminate, the Company will deliver to the Grantee one or more stock certificates for the appropriate number of shares, free of any restrictions imposed under this Agreement.

4. Tax Withholding. Notwithstanding anything herein to the contrary, certificates for shares of Restricted Stock that have vested shall not be delivered to the Grantee unless and until the Grantee has delivered to the Executive Vice President, Human Resources of the Company (or such other executive officer of the Company performing a similar function), at its corporate headquarters in New York, New York, cash payment, if any, deemed necessary by the Company to enable it to satisfy any federal, foreign or other tax withholding obligations with respect to the shares of Restricted Stock that have vested (the “Tax Amount”) (unless other arrangements acceptable to the Company in its sole discretion have been made). Notwithstanding anything herein to the contrary, in the event that a Grantee has not satisfied the conditions outlined in the immediately preceding sentence within twenty (20) days after the shares of Restricted Stock have vested, the Company may (but shall not be required to), in its sole discretion, at any time by notice to the Grantee, choose to satisfy the conditions outlined in the immediately preceding sentence by unilaterally revoking the Grantee’s right to receive that number of shares of Restricted Stock that have vested with an aggregate value equal to 150% of the Tax Amount. For purposes of the preceding sentence, each share of Restricted Stock shall be deemed to have a value equal to the average closing price of a share of the Common Stock on the Nasdaq Global Market (or such other U.S. exchange or market on which the Common Stock is then primarily traded) on the five (5) trading days up to and including the date of vesting. The Company may from time to time change (or provide alternatives to) the method of tax withholding on the Restricted Stock granted hereunder by notice to the Grantee, it being understood that from and after such notice the Grantee will be bound by the method (or alternatives) specified in any such notice. The Company (in its sole and absolute discretion) may permit all or part of the Tax Amount to be paid with shares of Common Stock owned by the Grantee, or in installments (together with interest) evidenced by the Grantee’s secured promissory note.

5. Termination of Employment. If the Grantee’s employment or service with the Company or its Affiliates is terminated for any reason other than death, including but not limited to by reason of disability, then the shares of Restricted Stock that have not yet become fully vested in accordance with Section 2 will automatically be forfeited by the Grantee (or the Grantee’s successors) and any book entry with respect thereto will be canceled. If the Grantee’s employment terminates by reason of the Grantee’s death, then the shares of Restricted Stock that have not yet become fully vested as a result of a service vesting condition contained in Section 2 not being satisfied will automatically become fully vested and the restrictions imposed upon the Restricted Stock by Section 2 will be immediately deemed to have lapsed, but only if and to the extent that the performance vesting conditions contained in Section 2 shall have been achieved on or prior to the date of such termination of employment.

6. Voting Rights; Dividends and Other Distributions.

(a) While the Restricted Stock is subject to restrictions under Section 2 and prior to any forfeiture thereof, the Grantee may exercise full voting rights for the Restricted Stock registered in his name.

(b) While the Restricted Stock is subject to the restrictions under Section 2 and prior to any forfeiture thereof, the Grantee shall be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock. If any such dividends or distributions are paid in shares of Common Stock, then such shares shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid.

(c) Subject to the provisions of this Agreement, the Grantee shall have, with respect to the Restricted Stock, all other rights of holders of Common Stock.

7. Securities Law Restrictions. Notwithstanding anything herein to the contrary, shares of Restricted Stock shall not be issued hereunder if, in the opinion of counsel to the Company, such exercise and/or issuance may result in a violation of federal or state securities laws or the securities laws of any other relevant jurisdiction.

8. Change in Control. Effective upon a Change in Control (as defined below), if the Grantee is employed by the Company or an Affiliate immediately prior to the date of such Change in Control, the shares of Restricted Stock will fully vest and the restrictions imposed upon the Restricted Stock by Section 2 will be immediately deemed to have lapsed. For purposes hereof, a “Change in Control” shall be deemed to occur on the first to occur of any one of the following events: (a) the consummation of a consolidation, merger, share exchange or reorganization involving the Company, unless such consolidation, merger, share exchange or reorganization is a “Non-Control Transaction” (as defined below); (b) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all, or substantially all, of the assets of the Company (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all, or substantially all, of the Company’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; (c) any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (other than (1) the Company, (2) any subsidiary of the Company, (3) a trustee or other fiduciary holding securities under any employee benefit plan (or any trust forming a part thereof) maintained by the Company or any subsidiary or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company) is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company after the Grant Date pursuant to express authorization by the Board that refers to this exception) representing more than 20% of the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities; or (d) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, as of the Grant Date, constitute the entire Board of Directors of the Company (the “Board”) and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Grant Date or whose appointment, election or nomination for election was previously so approved or recommended. Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions. A “Non-Control Transaction” shall mean a consolidation, merger, share exchange or reorganization of the Company where (a) the stockholders of the Company immediately before such consolidation, merger, share exchange or reorganization beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the outstanding voting securities of the corporation resulting from such consolidation, merger, share exchange or reorganization (the “Surviving Corporation”); (b) the individuals who were members of the Board immediately prior to the execution of the agreement providing for such consolidation, merger, share exchange or reorganization constitute at least 50% of the members of the board of directors of the Surviving Corporation; and (c) no person (other than (1) the Company, (2) any subsidiary of the Company or (3) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any subsidiary) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company after the Grant Date pursuant to express authorization by the Board that refers to this exception) representing more than 20% of the then outstanding shares of the common stock of the Surviving Corporation or the combined voting power of the Surviving Corporation’s then outstanding voting securities.

9. No Employment Rights. Nothing in this Agreement shall give the Grantee any right to continue in the employment of the Company or any Affiliate, or interfere in any way with the right of the Company or any Affiliate to terminate the employment of the Grantee.

10. Plan Provisions. The provisions of the Plan shall govern if and to the extent that there are inconsistencies between those provisions and the provisions hereof. The Grantee acknowledges receipt of a copy of the Plan prior to the execution of this Agreement. Capitalized terms used in this Agreement but not defined herein shall have the meaning given to them in the Plan.

11. Administration. The Committee will have full power and authority to interpret and apply the provisions of this Agreement and act on behalf of the Company and the Board in connection with this Agreement, and the decision of the Committee as to any matter arising under this Agreement shall be binding and conclusive as to all persons.

12. Binding Effect; Headings. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The subject headings of Sections of this Agreement are included for the purpose of convenience only and shall not affect the construction or interpretation of any of its provisions. All references in this Agreement to “$” or “dollars” are to United States dollars.

13. Employee Handbook and Arbitration Agreements. As a material inducement to the Company to grant this award of Restricted Stock and to enter into this Agreement, the Grantee hereby expressly agrees to (a) comply with and abide by the terms and conditions of, and rules relating to, such Grantee’s employment with the Company or an Affiliate set forth in the applicable employee handbook and (b) be bound by the terms and provisions of any arbitration or similar agreement to which the Grantee is or becomes a party with the Company or an Affiliate.

14. Confidentiality, Non-Solicitation and Work Product Assignment. As a material inducement to the Company to grant this award of Restricted Stock and enter into this Agreement, the Grantee hereby expressly agrees to be bound by the following covenants, terms and conditions:

(a) Definition. “Confidential Information” consists of all information or data relating to the business of the Company, including but not limited to, business and financial information; new product development and technological data; personnel information and the identities of employees; the identities of clients and suppliers and prospective clients and suppliers; client lists and potential client lists; development, expansion and business strategies, plans and techniques; computer programs, devices, methods, techniques, processes and inventions; research and development activities; trade secrets as defined by applicable law and other materials (whether in written, graphic, audio, visual, electronic or other media, including computer software) developed by or on behalf of the Company which is not generally known to the public, which the Company has and will take precautions to maintain as confidential, and which derives at least a portion of its value to the Company from its confidentiality. Additionally, Confidential Information includes information of any third party doing business with the Company (actively or prospectively) that the Company or such third party identifies as being confidential. Confidential Information does not include any information that is in the public domain or otherwise publicly available (other than as a result of a wrongful act by the Grantee or an agent or other employee of the Company). For purposes of this Section 14, the term “the Company” also refers to each of its officers, directors, employees and agents, all subsidiary and affiliated entities, all benefit plans and benefit plans’ sponsors and administrators, fiduciaries, affiliates, and all successors and assigns of any of them.

(b) Agreement to Maintain the Confidentiality of Confidential Information. The Grantee acknowledges that, as a result of his/her employment by the Company, he/she will have access to such Confidential Information and to additional Confidential Information which may be developed in the future. The Grantee acknowledges that all Confidential Information is the exclusive property of the Company, or in the case of Confidential Information of a third party, of such third party. The Grantee agrees to hold all Confidential Information in trust for the benefit of the owner of such Confidential Information. The Grantee further agrees that he/she will use Confidential Information for the sole purpose of performing his/her work for the Company, and that during his/her employment with the Company, and at all times after the termination of that employment for any reason, the Grantee will not use for his/her benefit, or the benefit of others, or divulge or convey to any third party any Confidential Information obtained by the Grantee during his/her employment by the Company, unless it is pursuant to the Company’s prior written permission.

(c) Return of Property. The Grantee acknowledges that he/she has not acquired and will not acquire any right, title or interest in any Confidential Information or any portion thereof. The Grantee agrees that upon termination of his/her employment for any reason, he/she will deliver to the Company immediately, but in no event later that the last day of his/her employment, all documents, data, computer programs and all other materials, and all copies thereof, that were obtained or made by the Grantee during his/her employment with the Company, which contain or relate to Confidential Information and will destroy all electronically stored versions of the foregoing.

(d) Disclosure and Assignment of Inventions and Creative Works. The Grantee agrees to promptly disclose in writing to the Company all inventions, ideas, discoveries, developments, improvements and innovations (collectively “Inventions”), whether or not patentable and all copyrightable works, including but limited to computer software designs and programs (“Creative Works”) conceived, made or developed by the Grantee, whether solely or together with others, during the period the Grantee is employed by the Company. The Grantee agrees that all Inventions and all Creative Works, whether or not conceived or made during working hours, that: (1) relate directly to the business of the Company or its actual or demonstrably anticipated research or development, or (2) result from the Grantee’s work for the Company, or (3) involve the use of any equipment, supplies, facilities, Confidential Information, or time of the Company, are the exclusive property of the Company. The Grantee hereby assigns and agrees to assign all right, title and interest in and to all such Inventions and Creative Works to the Company. The Grantee understands that he/she is not required to assign to the Company any Invention or Creative Work for which no equipment, supplies, facilities, Confidential Information or time of the Company was used, unless such Invention or Creative Work relates directly to the Company’s business or actual or demonstrably anticipated research and development, or results from any work performed by the Grantee for the Company.

(e) Non-Solicitation of Clients. During the period of the Grantee’s employment with the Company and for a period of one year from the date of termination of such employment for any reason, the Grantee agrees that he/she will not, directly or indirectly, for the

Grantee’s benefit or on behalf of any person, corporation, partnership or entity whatsoever, call on, solicit, perform services for, interfere with or endeavor to entice away from the Company any client to whom the Company provides services at any time during the 12 month period proceeding the date of termination of the Grantee’s employment with the Company, or any prospective client to whom the Company had made a presentation at any time during the 12 month period preceding the date of termination of the Grantee’s employment with the Company.

(f) Non-Solicitation of Employees. For a period of one year after the date of termination of the Grantee’s employment with the Company for any reason, the Grantee agrees that he/she will not, directly or indirectly, hire, attempt to hire, solicit for employment or encourage the departure of any employee of the Company, to leave employment with the Company, or any individual who was employed by the Company as of the last day of the Grantee’s employment with the Company.

(g) Enforcement. If, at the time of enforcement of this Section 14, a court holds that any of the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area deemed reasonable under such circumstances will be substituted for the stated period, scope or area as contained in this Section 14. Because money damages would be an inadequate remedy for any breach of the Grantee’s obligations under this Agreement, in the event the Grantee breaches or threatens to breach this Section 14, the Company, or any successors or assigns, may, in addition to other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance, or injunctive or other equitable relief in order to enforce or prevent any violations of this Section 14.

(h) Miscellaneous. The Grantee acknowledges and agrees that the provisions of this Section 14 are in addition to, and not in lieu of, any confidentiality, non-solicitation, work product assignment and/or similar obligations that the Grantee may have with respect to the Company and/or its Affiliates, whether by agreement, fiduciary obligation or otherwise and that the grant and the vesting of the Restricted Stock contemplated by this Agreement are expressly made contingent on the Grantee’s compliance with the provisions of this Section 14. Without in any way limiting the provisions of this Section 14, the Grantee further acknowledges and agrees that the provisions of this Section 14 shall remain applicable in accordance with their terms after the Grantee’s termination of employment with the Company, regardless of whether (1) the Grantee’s termination or cessation of employment is voluntary or involuntary or (2) the Restricted Stock has not or will not vest.

15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles thereof. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and controls and supersedes any prior understandings, agreements or representations by or between the parties, written or oral with respect to its subject matter and may not be modified except by written instrument executed by the parties. The Grantee has not relied on any representation not set forth in this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

HUDSON HIGHLAND GROUP, INC.

By:
Name:
Title:

Grantee – Signature

Grantee – Print Name

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